EXHIBIT 99.2

ADMINISTRATION AGREEMENT

among

WORLD OMNI [SELECT] AUTO [RECEIVABLES] TRUST 20[___]-[___]

as Issuing Entity,

[WORLD OMNI [SELECT] AUTO [RECEIVABLES] GRANTOR TRUST 20[___]-[___]

as Grantor Trust,]

WORLD OMNI FINANCIAL CORP.,

as Administrator,

WORLD OMNI AUTO RECEIVABLES LLC,

as Depositor,

and

[___]

as Indenture Trustee

Dated as of [___], 20[___]

ADMINISTRATION AGREEMENT

This ADMINISTRATION AGREEMENT, dated as of [___], 20[___] (as amended from time to time, this “Agreement”), is among WORLD OMNI [SELECT] AUTO [RECEIVABLES] TRUST 20[___]-[___], a Delaware statutory trust (the “Issuing Entity”), [WORLD OMNI [SELECT] AUTO [RECEIVABLES] GRANTOR TRUST 20[___]-[___], a Delaware statutory trust (the “Grantor Trust”),] WORLD OMNI FINANCIAL CORP. (“World Omni” or in its capacity as administrator, the “Administrator”), WORLD OMNI AUTO RECEIVABLES LLC (the “Depositor”) and [___], as indenture trustee (the “Indenture Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuing Entity is a statutory trust under the Delaware Statutory Trust Act created by a trust agreement dated as of [___], 20[___] (as may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Trust Agreement”) between the Depositor, as depositor, and [___] as owner trustee (together with its successors and assigns, not individually but solely in such capacity, the “Owner Trustee”).

[WHEREAS, the Grantor Trust is a statutory trust under the Delaware Statutory Trust Act created by a trust agreement dated as of [___], 20[___] (as may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Grantor Trust Agreement”) between the Issuing Entity, as depositor, and [___] as grantor trust trustee (together with its successors and assigns, not individually but solely in such capacity, the “Grantor Trust Trustee”).]

WHEREAS, the Issuing Entity is issuing Class A-1[a/b] [[___]%][Floating Rate] Asset-Backed Notes, Class A-2[a/b] [[___]%][Floating Rate] Asset-Backed Notes, Class A-3[a/b] [[___]%][Floating Rate] Asset-Backed Notes, Class A-4[a/b] [[___]%][Floating Rate] Asset-Backed Notes,] [Class A-5[a/b] [[___]%][Floating Rate] Asset-Backed Notes][,] [and] Class B[a/b] [[___]%][Floating Rate] Asset-Backed Notes [and Class C[a/b] [[___]%][Floating Rate] Asset-Backed Notes][,] [and] [Class D[a/b] [[___]%][Floating Rate] Asset-Backed Notes][,] [and] [Class E[a/b] [[___]%][Floating Rate] Asset-Backed Notes] [and Class F[a/b] [[___]%][Floating Rate] Asset-Backed Notes] (collectively, the “Notes”), pursuant to an Indenture, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Indenture”), [between][among] the Issuing Entity[, the Grantor Trust] and the Indenture Trustee (capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in, or incorporated by reference into, the Indenture or the Sale and Servicing Agreement, as applicable);

WHEREAS, the Issuing Entity is issuing Trust Certificates pursuant to the Trust Agreement;

[WHEREAS, the Grantor Trust has entered into (or assumed) certain agreements in connection with the issuance of the Grantor Trust Certificate, including (i) the Receivables Contribution Agreement and (ii) the Indenture;

WHEREAS, pursuant to the Basic Documents, the Grantor Trust and the Grantor Trust Trustee, are required to perform certain duties in connection with (i) the Grantor Trust Collateral and (ii) the Grantor Trust Certificate (collectively, the “Grantor Trust Related Agreements”);]

WHEREAS, the Issuing Entity has entered into certain agreements in connection with the issuance of the Notes including (i) the sale and servicing agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Sale and Servicing Agreement”), among the Issuing Entity[, the Grantor Trust], the Depositor and World Omni, as servicer (in such capacity, the “Servicer”), (ii) a Letter of Representations, dated as of the date hereof, by the Issuing Entity in favor of The Depository Trust Company relating to the Notes (as amended, supplemented or otherwise modified and in effect from time to time, the “Depository Agreement”), (iii) the Indenture, [and] (iv) the asset representations review agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Asset Representations Review Agreement”), among the Issuing Entity[, the Grantor Trust], [___], as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) [and the Servicer], [(iv) the interest rate swap agreements, in effect on the date hereof, between the Issuing Entity and the Swap Counterparty (as may be amended, supplemented or otherwise modified and in effect from time to time, the “Interest Rate Swaps”),] and (v) the swap counterparty rights agreement, dated as of the date hereof, among the Issuing Entity, the Swap Counterparty, the Depositor and World Omni (as may be amended, supplemented or otherwise modified and in effect from time to time, the “Swap Counterparty Rights Agreement”)] [and the interest rate cap agreements, in effect on the date hereof, between the Issuing Entity and the Cap Counterparty (as may be amended, supplemented or otherwise modified and in effect from time to time, the “Interest Rate Caps”)] (the Sale and Servicing Agreement, the Depository Agreement, the Trust Agreement, the Indenture, [and] the Asset Representations Review Agreement[, the Interest Rate Swaps and the Swap Counterparty Rights Agreement][and the Interest Rate Caps][, together with the Grantor Trust Related Agreements,] shall be referred to hereinafter collectively as the “Related Agreements”);

WHEREAS, pursuant to the Related Agreements, the Issuing Entity[,] [and] the Owner Trustee[, the Grantor Trust and the Grantor Trust Trustee] are required to perform certain duties in connection with (i) the Related Agreements and the collateral therefor pledged pursuant to the Indenture (the “Collateral”), [(ii) the Interest Rate Swaps] and [(iii)] the beneficial ownership interest in the Issuing Entity;

WHEREAS, the Issuing Entity and the Owner Trustee desire to have the Administrator perform certain of the duties of the Issuing Entity[,] [and] the Owner Trustee[, the Grantor Trust and the Grantor Trust Trustee] referred to in the preceding clause and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuing Entity[,] [and] the Owner Trustee[, the Grantor Trust and the Grantor Trust Trustee] may from time to time request; and

WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuing Entity[,] [and] the Owner Trustee[, the Grantor Trust and the Grantor Trust Trustee] on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section	1. Duties of the Administrator.

(a)   Primary Duties of the Administrator.

(i)            The Administrator agrees to perform all its duties as Administrator and the duties of the Issuing Entity[,] [and] the Owner Trustee[, the Grantor Trust and the Grantor Trust Trustee] under the Related Agreements. In addition, the Administrator shall consult with the Owner Trustee [and the Grantor Trust Trustee] regarding the duties of the Issuing Entity[,] [or] the Owner Trustee[, the Grantor Trust or the Grantor Trust Trustee] under the Related Agreements. The Administrator shall monitor the performance of the Issuing Entity [and the Grantor Trust,] and shall advise the Owner Trustee [and the Grantor Trust Trustee] when action is necessary to comply with the respective duties of the Issuing Entity[,] [and] the Owner Trustee[, the Grantor Trust and the Grantor Trust Trustee] under the Related Agreements. [Further, on behalf of the Issuing Entity, the Administrator shall perform the duties and obligations related to a transition from the then-current Benchmark, including but not limited to the determination of a Benchmark Transition Event and its related Benchmark Replacement Date and any Benchmark Replacement Conforming Changes pursuant to the terms of the Indenture.] Additionally, the Administrator shall prepare for execution by the Issuing Entity [and the Grantor Trust], or shall cause the preparation by other appropriate persons of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuing Entity[,] [or] the Owner Trustee[, the Grantor Trust or the Grantor Trust Trustee] to prepare, file or deliver pursuant to the Related Agreements. In furtherance of the foregoing, the Administrator shall take all appropriate action that the Issuing Entity[,] [or] the Owner Trustee[, the Grantor Trust or the Grantor Trust Trustee] is required to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (unless otherwise specified, references are to Sections of the Indenture):

(A)     the preparation of or obtaining of the documents and instruments required for execution and authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.02);

(B)      the preparation of or obtaining of the documents and instruments required for execution and authentication of temporary Notes and delivery of the same to the Indenture Trustee (Section 2.03);

(C)      the duty to cause the Note Register to be kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.05);

(D)      the duty to cause the replacement of lost or mutilated Notes upon the request of the Issuing Entity (Section 2.06);

(E)      the fixing or causing to be fixed of any specified record date and the notification of the Indenture Trustee and Noteholders with respect to special payment dates, if any (Section 2.08(d));

(F)       the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of Collateral (Section 2.10);

(G)      the preparation of Definitive Notes in accordance with the instructions of the Clearing Agency (Section 2.13);

(H)      the maintenance of an office in [__], for registration and transfer or exchange of Notes (Section 3.02);

(I)       the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

(J)       the direction to the Indenture Trustee to deposit monies with Paying Agents, if any, other than the Indenture Trustee (Section 3.03);

(K)      the obtaining and preservation of the Issuing Entity’s [and Grantor Trust’s] qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes and the Collateral (Section 3.04);

(L)      the preparation of all supplements and amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as is necessary or advisable to protect the Collateral (Section 3.05);

(M)     the delivery of an Opinion of Counsel on the Closing Date and annual Opinions of Counsel as to the Trust Estate [and the Grantor Trust Collateral], and the annual delivery of the Officer’s Certificate and certain other statements as to compliance with the Indenture (Sections 3.06 and 3.09);

(N)      the identification in an Officer’s Certificate to the Indenture Trustee of a Person with whom the Issuing Entity [or the Grantor Trust] has contracted to perform its duties under the Indenture (Section 3.07(b));

(O)     the notification of the Indenture Trustee and each Rating Agency of a Servicer Default under the Sale and Servicing Agreement and, if such Servicer Default arises from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Receivables, the taking of all reasonable steps available to remedy such failure (Section 3.07(d));

(P)      the Issuing Entity’s duty to use all reasonable efforts to cause the Servicer to comply with Sections 4.09, 4.10, 4.11, 5.07(b) and Article IX of the Sale and Servicing Agreement (Section 3.14);

(Q)      the delivery of written notice to the Indenture Trustee, Owner Trustee and each Rating Agency of each Event of Default under the Indenture and each default by the Servicer or the Depositor under the Sale and Servicing Agreement (Section 3.19);

(R)      the monitoring of the Issuing Entity’s obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer’s Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01);

(S)      the compliance with any written directive of the Indenture Trustee with respect to the sale of the Collateral in a commercially reasonable manner if an Event of Default shall have occurred and be continuing (Section 5.04);

(T)      the preparation of any written instruments required to give effect to the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of the Indenture Trustee or any co-trustee or separate trustee to the Noteholders [and the Swap Counterparty] (Sections 6.08 and 6.10);

(U)     the furnishing of the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.01);

(V)      receiving written notice from a Noteholder or Note Owner regarding possible exercise of its rights under the Basic Documents and delivering such notice to the Servicer for inclusion in a Form 10-D to be filed by the Servicer with the Commission (Section 7.02(e));

(W)    the preparation and, after execution by the Issuing Entity, the filing with the Commission, any applicable state agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable state agencies and the transmission of such summaries, as necessary, to the Noteholders (Section 7.03);

(X)     the preparation and delivery of Issuing Entity Orders, Officer’s Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections 8.02 and 8.03);

(Y)      the preparation of an Issuing Entity Request and Officer’s Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Trust Estate (Sections 8.04 and 8.05);

(Z)      the preparation of Issuing Entity Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures, the mailing to the Noteholders and delivery to the Rating Agencies of notices with respect to such supplemental indentures (Sections 9.01, 9.02 and 9.03);

(AA)  arranging for the execution and delivery of new Notes conforming to any supplemental indenture (Section 9.06);

(BB)   the duty to notify Noteholders and the Rating Agencies of redemption of the Notes or to cause the Indenture Trustee to provide such notification (Section 10.02);

(CC)   the preparation and delivery of all Officer’s Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuing Entity [or the Grantor Trust] to the Indenture Trustee to take any action under the Indenture (Section 11.01(a));

(DD)   the preparation and delivery of Officer’s Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.01(b));

(EE)    the notification of the Rating Agencies, upon the failure of the Issuing Entity or the Indenture Trustee to give such notification, of the information required pursuant to Section 11.04 of the Indenture (Section 11.04);

(FF)    the preparation and delivery to the Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.06);

(GG)   the recording of the Indenture, if applicable (Section 11.15); and

(HH)  under Section 3.02 of the Sale and Servicing Agreement, (1) providing notice of a breach of a representation or warranty made in Section 3.01(a) of the Sale and Servicing Agreement, (2) providing a Repurchase Request, and (3) referring any unresolved Repurchase Request for mediation or arbitration.

(ii)           The Administrator will:

(A)     pay the Indenture Trustee pursuant to the terms of the Indenture and any separate trustee or co-trustee appointed pursuant to Section 6.10 of the Indenture (a “Separate Trustee”) from time to time reasonable compensation for all services rendered by the Indenture Trustee or Separate Trustee, as the case may be, under the Indenture and the other Basic Documents as agreed in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(B)     except as otherwise expressly provided in the Indenture, reimburse the Indenture Trustee or any Separate Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee or Separate Trustee, as the case may be, in accordance with any provision of the Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel; provided, that reimbursement for expenses and disbursements of any legal counsel to the Indenture Trustee and any Separate Trustee shall be subject to any limitations separately agreed upon before the date hereof between the Administrator and the Indenture Trustee and any Separate Trustee), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence, bad faith or willful misconduct;

(C)      indemnify the Indenture Trustee and any Separate Trustee (including in their individual capacities) and their officers, directors, employees, successors, assigns, agents and servants (collectively, the “IT Indemnified Parties”) as primary obligor from and against, any and all liabilities, obligations, losses, costs, damages, taxes, claims, actions and suits, and any and all reasonable and documented costs, expenses and disbursements (including reasonable and documented legal fees and expenses including, without limitation, any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought) by the Indenture Trustee or any other IT Indemnified Party of any indemnification or other obligation of the Administrator and other amounts owed to the Indenture Trustee pursuant to the Indenture) of any kind and nature whatsoever (collectively, “IT Expenses”) which may at any time be imposed on, incurred by, or asserted against any IT Indemnified Party in any way relating to or arising out of the Basic Documents or the action or inaction of any IT Indemnified Party, except only that the Administrator shall not be liable for or required to indemnify an IT Indemnified Party from and against IT Expenses arising or resulting from any of the matters described in the ninth sentence of Section 6.07 of the Indenture. The benefits under this section shall survive the resignation or termination of the Indenture Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Indenture Trustee’s choice of legal counsel shall be subject to the approval of the Administrator, which approval shall not be unreasonably conditioned, or unreasonably withheld or delayed;

(D)     pay the Owner Trustee compensation for services rendered by the Owner Trustee pursuant to Section 8.01 of the Trust Agreement and reimburse the Owner Trustee for its reasonable and documented expenses including the reasonable and documented compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and duties under the Trust Agreement; provided, that reimbursement for expenses and disbursements of any legal counsel to the Owner Trustee in connection with the [initial] Closing Date shall be subject to limitations, if any, separately agreed upon before the date hereof between the Depositor (or any Affiliate thereof) and the Owner Trustee; and

(E)      indemnify the Owner Trustee (including in its individual capacity) and its officers, directors, employees, successors, assigns, agents and servants (collectively, the “OT Indemnified Parties”) as primary obligor from and against, any and all liabilities, obligations, losses, costs, damages, taxes, claims, actions and suits, and any and all reasonable and documented costs, expenses and disbursements (including reasonable and documented legal fees and expenses including, without limitation, any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought) by the Owner Trustee or any other OT Indemnified Party of any indemnification or other obligation of the Administrator and other amounts owed to the Owner Trustee pursuant to the Trust Agreement) of any kind and nature whatsoever (collectively, “OT Expenses”) which may at any time be imposed on, incurred by, or asserted against any OT Indemnified Party in any way relating to or arising out of the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of any OT Indemnified Party, except only that the Administrator shall not be liable for or required to indemnify an OT Indemnified Party from and against OT Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01 of the Trust Agreement. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee, or the termination or assignment of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee’s choice of legal counsel shall be subject to the approval of the Administrator, which approval shall not be unreasonably withheld or delayed; [and]

(F)      [pay the Grantor Trust Trustee compensation for services rendered by the Grantor Trust Trustee pursuant to Section 6.9 of the Grantor Trust Agreement and reimburse the Grantor Trust Trustee for its reasonable and documented expenses including the reasonable and documented compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Grantor Trust Trustee may employ in connection with the exercise and performance of its rights and duties under the Grantor Trust Agreement; provided, that reimbursement for expenses and disbursements of any legal counsel to the Grantor Trust Trustee in connection with the [initial] Closing Date shall be subject to limitations, if any, separately agreed upon before the date hereof between the Issuing Entity (or any Affiliate thereof) and the Grantor Trust Trustee; [and]

(G)     indemnify the Grantor Trust Trustee (including in its individual capacity) and its officers, directors, employees, successors, assigns, agents and servants (collectively, the “Grantor Trust Indemnified Parties”) as primary obligor from and against, any and all liabilities, obligations, losses, costs, damages, taxes, claims, actions and suits, and any and all reasonable and documented costs, expenses and disbursements (including reasonable and documented legal fees and expenses including, without limitation, any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought) by the Grantor Trust Trustee or any other Grantor Trust Indemnified Party of any indemnification or other obligation of the Administrator and other amounts owed to the Grantor Trust Trustee pursuant to the Grantor Trust Agreement) of any kind and nature whatsoever (collectively, “Grantor Trust Expenses”) which may at any time be imposed on, incurred by, or asserted against any Grantor Trust Indemnified Party in any way relating to or arising out of the Basic Documents, the Grantor Trust Collateral, the administration of the Grantor Trust Collateral or the action or inaction of any Grantor Trust Indemnified Party, except only that the Administrator shall not be liable for or required to indemnify a Grantor Trust Indemnified Party from and against Grantor Trust Expenses arising or resulting from any of the matters described in Section 6.9(c)(ii)(A) of the Grantor Trust Agreement. The indemnities contained in this Section shall survive the resignation or termination of the Grantor Trust Trustee, or the termination or assignment of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Grantor Trust Trustee’s choice of legal counsel shall be subject to the approval of the Administrator, which approval shall not be unreasonably withheld or delayed; [and]]

(iii)          [The Administrator shall take all appropriate action that either the Issuing Entity or the Owner Trustee is required to take pursuant to the Interest Rate Swaps and the Swap Counterparty Rights Agreement, including, without limitation, the following:

(A)     the delivery to the Indenture Trustee of an Officer’s Certificate and an Opinion of Counsel addressed to the Issuing Entity, each stating that any consolidation or merger of the Issuing Entity and related supplemental indenture shall have no material adverse tax consequence to the Swap Counterparty, as required pursuant to Section 2.01(a) of the Swap Counterparty Rights Agreement;

(B)     the delivery to the Indenture Trustee of an Officer’s Certificate and an Opinion of Counsel addressed to the Issuing Entity, each stating that any sale, conveyance, exchange, transfer or disposition of property or assets of the Issuing Entity shall have no material adverse tax consequence to the Swap Counterparty, as required pursuant to Section 2.01(b) of the Swap Counterparty Rights Agreement;

(C)      the delivery of a copy to the Swap Counterparty of any notice it shall deliver pursuant to Section 3.07(d) of the Indenture in respect of the occurrence of a Servicer Default under the Sale and Servicing Agreement (pursuant to Section 4.02(b) of the Swap Counterparty Rights Agreement);

(D)      the delivery of prompt written notice to the Swap Counterparty of each Event of Default under the Indenture, each Servicer Default, each default on the part of the Depositor of its obligations under the Sale and Servicing Agreement and each default on the part of the Depositor of its obligations under the Sale and Servicing Agreement (pursuant to Section 4.02(c) of the Swap Counterparty Rights Agreement);

(E)      the delivery to the Swap Counterparty promptly of a copy of the written notice in the form of an Officer’s Certificate delivered to the Indenture Trustee, of any event which with the giving of notice and the lapse of time would become an Event of Default under Section 5.01(a)(iii) of the Indenture, its status and what action the Issuing Entity is taking or proposes to take with respect thereto (pursuant to Section 4.02(d) of the Swap Counterparty Rights Agreement);

(F)      the delivery to the Swap Counterparty of summaries of any information, documents or reports required to be filed by the Issuing Entity pursuant to Sections 7.03(a)(i) and 7.03(a)(ii) of the Indenture (pursuant to Section 4.02(e) of the Swap Counterparty Rights Agreement);

(G)     the delivery of written notice to the Swap Counterparty at least 60 days prior to the removal of the Administrator pursuant to Section 8(b) of this Agreement (pursuant to Section 4.10(a) of the Swap Counterparty Rights Agreement);

(H)     the delivery to the Swap Counterparty of a copy of any written notice from the Issuing Entity and delivered to the Administrator effecting the immediate removal of the Administrator pursuant to Section 8(c) of this Agreement (pursuant to Section 4.10(b) of the Swap Counterparty Rights Agreement);

(I)       the prompt transmittal to the Swap Counterparty of any notice received by the Issuing Entity from the Noteholders (pursuant to Section 4.12 of the Swap Counterparty Rights Agreement);

(J)       the delivery to the Swap Counterparty of a copy of the Annual Statement of Compliance required by Section 3.09 of the Indenture (pursuant to Section 4.13(c) of the Swap Counterparty Rights Agreement);

(K)     the delivery of prior notice to the Swap Counterparty of any proposed indentures supplemental to the Indenture under Sections 9.01 or 9.02 of the Indenture (pursuant to Section 4.04 of the Swap Counterparty Rights Agreement); and

(L)      on behalf of the Issuing Entity, the delivery of any notices to the Swap Counterparty required pursuant to Sections 4.02(b),(c),(d) and (e), 4.04, 4.05, 4.06, 4.07, 4.10, 4.12 and 4.13(c) of the Swap Counterparty Rights Agreement.]

(iv)             The Administrator shall take all appropriate action that the Issuing Entity [or the Grantor Trust] is required to take pursuant to the Asset Representations Review Agreement, including, without limitation, the foregoing:

(A)     the duty to appoint a replacement Asset Representations Reviewer and cause the retiring Asset Representations Reviewer to provide the successor Asset Representations Reviewer with any information relating to an ongoing Review.

(b)   Additional Duties of the Administrator.

(i)            In addition to the duties set forth in Section 1(a)(i), the Administrator shall perform such calculations [(including any calculations related to a transition from the then-current Benchmark pursuant to the terms of the Indenture)] and shall prepare or shall cause the preparation by other appropriate persons of, and shall execute on behalf of the Issuing Entity[,] [or] the Owner Trustee[, the Grantor Trust or the Grantor Trust Trustee], all such notices, documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuing Entity[,] [or] the Owner Trustee[, the Grantor Trust or the Grantor Trust Trustee] to prepare, file or deliver pursuant to the Related Agreements, and at the request of the Owner Trustee [or the Grantor Trust Trustee] shall take all appropriate action that the Issuing Entity[,] [or] the Owner Trustee[, the Grantor Trust or the Grantor Trust Trustee] is required to take pursuant to the Related Agreements. In furtherance thereof, the Owner Trustee shall on behalf of itself and of the Issuing Entity, [the Grantor Trust Trustee shall on behalf of itself and of the Grantor Trust,] execute and deliver to the Administrator and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator the attorney-in-fact of the Owner Trustee[,] [and] the Issuing Entity[, the Grantor Trust and the Grantor Trust Trustee] for the purpose of executing on behalf of the Owner Trustee[,] [and] the Issuing Entity[, the Grantor Trust and the Grantor Trust Trustee] all such notices, documents, reports, filings, instruments, certificates and opinions. Subject to Section 5 of this Agreement, and in accordance with the directions of the Owner Trustee [or the Grantor Trust Trustee, as applicable], the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee [or the Grantor Trust Trustee] and are reasonably within the capability of the Administrator.

(ii)             Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for performance of the duties of the Owner Trustee set forth in Sections 5.05 and 5.06 of the Trust Agreement[, and the Grantor Trust Trustee set forth under the Grantor Trust Agreement,] with respect to, among other things, accounting and reports to the Depositor [and the Issuing Entity][and the Grantor Trust Certificateholder].

(iii)            The Administrator shall provide written notice to the Indenture Trustee upon notification to the Administrator that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as described in the Depository Agreement. Upon the receipt of such notification from the Clearing Agency, the Administrator shall use reasonable efforts to locate and appoint a qualified successor Clearing Agency.

(iv)            The Administrator shall have the duties of the Administrator specified in Section 10.02 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, [and Section 6.10 of the Grantor Trust Agreement required to be performed in connection with the resignation or removal of the Grantor Trust Trustee] and any other duties expressly required to be performed by the Administrator under the Trust Agreement [and the Grantor Trust Agreement].

(v)             In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its Affiliates; provided that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuing Entity [or the Grantor Trust] and shall be, in the Administrator’s opinion, no less favorable to the Issuing Entity [or the Grantor Trust, as applicable,] than would be available from unaffiliated parties.

(vi)             To the extent a Repurchase Request received from a Noteholder or Note Owner has not been resolved, the alleged breach has not otherwise been cured or the related Receivable has not otherwise been repurchased, paid-off or otherwise satisfied, within 180 days of the receipt of notice of the Repurchase Request by World Omni, the Administrator shall direct the Indenture Trustee to notify such Requesting Party that the Repurchase Request remains unresolved in connection with Section 3.02(c) of the Sale and Servicing Agreement.

(vii)          Any costs associated with the resignation or removal of the Owner Trustee will be paid by the Administrator.

(viii)         Any costs associated with the resignation or removal of the Indenture Trustee will be paid by the Administrator.

(ix)             [Any costs associated with the resignation or removal of the Grantor Trust Trustee will be paid by the Administrator.]

(c)   Non-Ministerial Matters.

(i)                 With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless authorized pursuant to the Basic Documents and, within a reasonable time before the taking of such action, the Administrator shall have notified the Issuing Entity [or the Grantor Trust, as applicable,] of the proposed action and the Issuing Entity [or the Grantor Trust, as applicable,] shall not have withheld consent (which consent may not be unreasonably withheld, conditioned or delayed) or shall not have provided an alternative direction. For the purpose of the preceding sentence, “non-ministerial matters” shall include, without limitation:

(A) the amendment of or any supplement to the Indenture;

(B)  the initiation of any claim or lawsuit by the Issuing Entity [or the Grantor Trust] and the compromise of any action, claim or lawsuit brought by or against the Issuing Entity [or the Grantor Trust] (other than in connection with the collection of the Contracts);

(C)  the amendment, change or modification of the Related Agreements;

(D) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of a successor Administrator or a Successor Servicer, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture;

(E)  the removal of the Indenture Trustee; and

(F)  the removal of the Asset Representations Reviewer.

(ii)              Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (A) make any payments to the Noteholders under the Related Agreements, (B) sell the Collateral pursuant to clause (iv) of Section 5.04(a) of the Indenture, (C) take any other action that the Issuing Entity [or the Grantor Trust] directs the Administrator not to take on its behalf or (D) take any other action which may be construed as having the effect of varying the investment of the Holders.

(d)   Regulation AB. The Administrator and the Depositor acknowledge and agree that the purpose of this Section 1(d) is to facilitate compliance by the Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission. The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission under the Securities Act and the Exchange Act. The Administrator acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and the Administrator agrees to comply with all reasonable requests made by the Depositor in good faith for delivery of information and shall deliver to the Depositor all information and certifications reasonably required by the Depositor to comply with its Exchange Act reporting obligations, including with respect to any of its predecessors or successors. The obligations of the Administrator to provide such information shall survive the removal or termination of the Administrator as Administrator hereunder.

Section	2. Records.

The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuing Entity[, the Grantor Trust] and the Indenture Trustee with reasonable prior notice at any time during normal business hours. The Issuing Entity[, the Grantor Trust] and the Indenture Trustee shall, and shall cause their representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations under the Indenture or any other Basic Document to which it is a party.

Section	3. Compensation.

As compensation for the performance of the Administrator’s obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to an annual payment of $[1,000], which shall be solely an obligation of the Servicer.

Section	4. Additional Information to be Furnished to the Issuing Entity.

The Administrator shall furnish to the Issuing Entity[, the Grantor Trust] and the Indenture Trustee from time to time such additional information regarding the Collateral [or the Grantor Trust Collateral] as the Issuing Entity[, the Grantor Trust] or the Indenture Trustee shall reasonably request.

Section	5. Independence of the Administrator.

For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuing Entity[,] [or] the Owner Trustee[, the Grantor Trust or the Grantor Trust Trustee] with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuing Entity [or the Grantor Trust, as applicable], the Administrator shall have no authority to act for or represent the Issuing Entity[,] [or] the Owner Trustee[, the Grantor Trust or the Grantor Trust Trustee] in any way and shall not otherwise be deemed an agent of the Issuing Entity[,] [or] the Owner Trustee[, the Grantor Trust or the Grantor Trust Trustee].

Section	6. No Joint Venture.

Nothing contained in this Agreement shall (i) constitute the Administrator and any of the Issuing Entity, [the Grantor Trust, the Grantor Trust Trustee,] the Owner Trustee or the Indenture Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Section	7. Other Activities of Administrator.

Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other Person or entity even though such Person or entity may engage in business activities similar to those of the Issuing Entity, [the Grantor Trust, the Grantor Trust Trustee,] the Owner Trustee or the Indenture Trustee.

Section	8. Term of Agreement; Resignation and Removal of Administrator.

This Agreement shall continue in force until the dissolution of the Issuing Entity [and the Grantor Trust Trustee], upon which event this Agreement shall automatically terminate.

(a)   Subject to Sections 8(d) and 8(e), the Administrator may resign its duties hereunder by providing the Issuing Entity[, the Grantor Trust] and the Indenture Trustee with at least 60 days’ prior written notice.

(b)   Subject to Sections 8(d) and 8(e), the Issuing Entity may remove the Administrator without cause by providing the Administrator with at least 60 days’ prior written notice.

(c)   Subject to Sections 8(d) and 8(e), at the sole option of the Issuing Entity, the Administrator may be removed immediately upon written notice of termination from the Issuing Entity to the Administrator if any of the following events shall occur:

(i)                 the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within 30 days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuing Entity);

(ii)              a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

(iii)            the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Administrator agrees that if any of the events specified in clauses (ii) or (iii) above shall occur, it shall give written notice thereof to the Issuing Entity[, the Swap Counterparty][,] [the Grantor Trust] and the Indenture Trustee within seven days after the occurrence of such event.

(d)   No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator acceptable to the Indenture Trustee[, the Grantor Trust Trustee] and the Owner Trustee shall have been appointed by the Issuing Entity with the consent of the Owner Trustee [and the Grantor Trust Trustee] and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

(e)   The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

Section	9. Action upon Termination, Resignation or Removal.

Promptly upon the effective date of termination of this Agreement pursuant to the first sentence of Section 8 or the resignation or removal of the Administrator pursuant to Section 8(a), (b) or (c), respectively, the Administrator shall be entitled to be paid the prorated portion of all fees and reimbursable expenses as set forth in Section 3 accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to the first sentence of Section 1.08 deliver to the Issuing Entity [and the Grantor Trust] all property and documents of or relating to the Collateral [and the Grantor Trust Collateral] then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(a), (b) or (c), respectively, the Administrator shall cooperate with the Issuing Entity [and the Grantor Trust] and take all reasonable steps requested to assist the Issuing Entity [and the Grantor Trust] in making an orderly transfer of the duties of the Administrator. The Administrator’s payment and indemnification obligations pursuant to this Agreement which arose as a result of the Administrator’s actions while acting as Administrator shall survive the termination or assignment of this Agreement and the resignation and removal of the Administrator.

Section	10. Notices.

Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

(a)   if to the Issuing Entity or the Owner Trustee, to its Corporate Trust Office,

(b)   [if to the Grantor Trust or the Grantor Trust Trustee, to its Corporate Trust Office,]

(c)   if to the Administrator, to:

WORLD OMNI FINANCIAL CORP., 250 Jim Moran Boulevard, Deerfield Beach, Florida 33442 Attention: [___], Telecopy: [___],

(d)   [if to the Swap Counterparty, as set forth in the Interest Rate Swap,]

(e)   if to the Indenture Trustee, to its Corporate Trust Office,

or to such other address or electronic mail address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, hand-delivered or received by electronic mail to the address of such party as provided above; provided, that, so long as World Omni is the Administrator, the Administrator’s obligation to deliver or provide any demand, delivery, notice, communication or instruction to any Person other than a Noteholder shall be satisfied by the Administrator making such demand, delivery, notice, communication or instruction available at [https://via.intralinks.com/], or such other website or distribution service or provider as the Administrator shall designate by written notice to the other parties.

If World Omni is no longer the Administrator, the successor Administrator shall provide any required Rating Agency notices under this Agreement to the Depositor, who promptly shall provide such notices to the Rating Agencies.

Section	11. Amendments.

(a)   This Agreement may be amended from time to time by a written amendment duly executed and delivered by the parties hereto, with the prior written consent of the Owner Trustee [and the Grantor Trust Trustee], but without the consent of the Noteholders or the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that such amendment will not, as so evidenced by an Officer’s Certificate of the Administrator delivered to the Issuing Entity, the Owner Trustee and the Indenture Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder.

(b)   This Agreement may also be amended by the parties hereto with the prior written consent of the Owner Trustee[, the Grantor Trust Trustee] and the holders of Notes evidencing at least a majority of the Outstanding Amount of the Controlling Securities [and a majority of the Certificateholders] for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders [or the Certificateholders, as applicable]; provided, further, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Contracts or distributions that are required to be made for the benefit of the Noteholders [or the Certificateholders] or (ii) reduce the aforesaid percentage of the holders of Notes [or of the Certificates] which are required to consent to any such amendment, without the consent of the holders of all outstanding Notes [and Unaffiliated Certificateholders]. Notwithstanding the foregoing, the Administrator may not amend this Agreement without the permission of the Depositor, which permission shall not be unreasonably withheld.

(c)   [Notwithstanding any other provision of this Agreement, if the consent of the Swap Counterparty is required pursuant to the Swap Counterparty Rights Agreement to amend this Agreement, any such purported amendment shall be null and void ab initio unless the Swap Counterparty consents in writing to such amendment.] Prior to the execution of any amendment to this Agreement, the Owner Trustee, on behalf of the Issuing Entity, [and the Grantor Trust Trustee on behalf of the Grantor Trust,] shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent thereto have been satisfied. The Owner Trustee [and the Grantor Trust Trustee] may, but shall not be obligated to, enter into any such amendment which affects [the Owner Trustee’s][such parties’] own rights, duties or immunities under this Agreement or otherwise.

Section	12. Successors and Assigns.

This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuing Entity, the Owner Trustee[, the Grantor Trust, the Grantor Trust Trustee] and the Indenture Trustee and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuing Entity, the Indenture Trustee[,] [or] the Owner Trustee[, the Grantor Trust or the Grantor Trust Trustee] to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided that the Rating Agency Condition is satisfied and such successor organization executes and delivers to the Issuing Entity, the Owner Trustee[, the Grantor Trust, the Grantor Trust Trustee] and the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Issuing Entity, the Owner Trustee[, the Grantor Trust, the Grantor Trust Trustee] and the Indenture Trustee, in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

Section	13. Governing Law.

This Agreement shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by, and construed in accordance with, the laws of the State of New York without regard to any otherwise applicable conflict of law provisions.

Section	14. Headings.

The section and subsection headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section	15. Counterparts; Electronic Signatures.

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same agreement. Each of the parties agree that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider) appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Agreement and such other documents may be made by facsimile, email or other electronic transmission; provided, however, that upon the request of the Indenture Trustee, any electronic signature delivered pursuant to this Section 15 shall be followed with a manually executed, original counterpart within a reasonable period of time following such request, to the extent such manually executed, original counterpart shall be required by applicable law or a regulatory body having supervisory authority over the Indenture Trustee. The Indenture Trustee[, the Grantor Trust Trustee] and Owner Trustee shall not be liable for, and shall be indemnified and held harmless under the applicable Basic Document against any loss, liability or expense arising out of the use of electronic or digital signatures and electronic methods of submission with respect to this Agreement, the Basic Documents and any documents or notices delivered to the Indenture Trustee[, the Grantor Trust Trustee] or Owner Trustee pursuant to this Agreement or the related documents, including the risk of the Indenture Trustee[, the Grantor Trust Trustee] or Owner Trustee acting on any unauthorized instructions and the risk of interception and misuse by third parties.

Section	16. Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section	17. Not Applicable to World Omni in Other Capacities.

Nothing in this Agreement shall affect any obligation World Omni may have in any capacity other than as Administrator under this Agreement.

Section	18. Limitation of Liability of Owner Trustee[, the Grantor Trust Trustee] and Indenture Trustee.

(a)   It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by the Trustee Bank, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by the Trustee Bank, but is made and intended for the purpose of binding only the Issuing Entity, (iii) nothing herein contained shall be construed as creating any liability on the Trustee Bank, individually or personally, to perform any covenant of the Issuing Entity, either expressed or implied, contained herein, all such liability of the Trustee Bank in its individual or personal capacity, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) the Trustee Bank has made no investigation into the accuracy or completeness of any representations or warranties made by the Issuing Entity in this Agreement and (v) under no circumstances shall the Trustee Bank be personally liable for the payment of any indebtedness or expenses of the Issuing Entity under this Agreement or any other related documents.

(b)   [It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by the Grantor Trust Trustee, not individually or personally but solely as Grantor Trust Trustee, in the exercise of the powers and authority conferred and vested in it under the Grantor Trust Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Grantor Trust is made and intended not as personal representations, undertakings and agreements by the Grantor Trust Trustee, but is made and intended for the purpose of binding only the Grantor Trust, (iii) nothing herein contained shall be construed as creating any liability on the Grantor Trust Trustee, individually or personally, to perform any covenant of the Grantor Trust, either expressed or implied, contained herein, all such liability of the Grantor Trust Trustee in its individual or personal capacity, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) the Grantor Trust Trustee has made no investigation into the accuracy or completeness of any representations or warranties made by the Grantor Trust in this Agreement and (v) under no circumstances shall the Grantor Trust Trustee be personally liable for the payment of any indebtedness or expenses of the Grantor Trust under this Agreement or any other related documents.]

(c)   Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by [___], as Indenture Trustee, and in no event shall [___] have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity. For all purposes of this Agreement, the rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, under the Indenture, are extended to, and shall be enforceable by, the Indenture Trustee in its capacity hereunder, and each agent, custodian and other Person employed to act hereunder.

Section	19. Third-Party Beneficiary.

The Owner Trustee [and the Grantor Trust Trustee] [is a][are] third-party beneficiar[y][ies] to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

Section	20. Nonpetition Covenants.

(a)   Notwithstanding any prior termination of this Agreement, each party hereto shall not, at any time, acquiesce, petition or otherwise invoke or cause the Issuing Entity [or the Grantor Trust] to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuing Entity [or the Grantor Trust] under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuing Entity [or the Grantor Trust] or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuing Entity [or the Grantor Trust].

(b)   Notwithstanding any prior termination of this Agreement, each party hereto shall not, solely in its capacity as a creditor of the Depositor, at any time, acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Depositor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Administration Agreement to be duly executed and delivered as of the day and year first above written.

WORLD OMNI [SELECT] AUTO [RECEIVABLES] TRUST 20[___]-[___], as Issuing Entity

By: [___], not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

[WORLD OMNI [SELECT] AUTO [RECEIVABLES] GRANTOR TRUST 20[___]-[___], as Grantor Trust

By: [___], not in its individual capacity but solely as Grantor Trust Trustee

By:
Name:
Title:]

WORLD OMNI AUTO RECEIVABLES LLC, as Depositor

By:
Name:
Title:

[___], as Indenture Trustee

By:
Name:
Title:

WORLD OMNI FINANCIAL CORP., as Administrator

By:
Name:
Title:

EXHIBIT A

FORM OF POWER OF ATTORNEY

STATE OF __________	)
COUNTY OF _________	)

KNOW ALL MEN BY THESE PRESENTS, that WORLD OMNI [SELECT] AUTO [RECEIVABLES] TRUST 20[___]-[___] (the “Issuing Entity”) [and WORLD OMNI [SELECT] AUTO [RECEIVABLES] GRANTOR TRUST 20[___]-[___] (the “Grantor Trust”)], [does][do] hereby make, constitute, and appoint WORLD OMNI FINANCIAL CORP. as Administrator under the Administration Agreement (as defined below), and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of [___], not in its individual capacity but solely as owner trustee (the “Owner Trustee”) [and grantor trust trustee (the “Grantor Trust Trustee”)], or the Issuing Entity [and the Grantor Trust] all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Owner Trustee[,] [or] the Issuing Entity[, the Grantor Trust or the Grantor Trust Trustee] to prepare, file or deliver pursuant to the Related Agreements (as defined in the Administration Agreement), including, without limitation, to appear for and represent the Owner Trustee[,] [and] the Issuing Entity[, the Grantor Trust and the Grantor Trust Trustee] in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Issuing Entity [and the Grantor Trust], and with full power to perform any and all acts associated with such returns and audits that the Owner Trustee [and the Grantor Trust Trustee] could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restriction on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements. For the purpose of this Power of Attorney, the term “Administration Agreement” means the Administration Agreement, dated as of [___], 20[___], by and among the Issuing Entity, [the Grantor Trust,] World Omni Financial Corp., as Administrator, World Omni Auto Receivables LLC, as Depositor, and [___], as Indenture Trustee, as such may be amended, supplemented or otherwise modified and in effect from time to time.

Ex. A-1

All powers of attorney for this purpose heretofore filed or executed by the Owner Trustee [and the Grantor Trust Trustee] are hereby revoked.

EXECUTED this ___ day of ___________, ____

WORLD OMNI [SELECT] AUTO [RECEIVABLES] TRUST 20[___]-[___]

By: [___], not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

[WORLD OMNI [SELECT] AUTO [RECEIVABLES] GRANTOR TRUST 20[___]-[___]

By: [___], not in its individual capacity but solely as Grantor Trust Trustee

By:
Name:
Title:]

Ex. A-2